UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2008
SM&A

(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 975-1550

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
Exhibit List
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 8.01	Other Events.
On April 23, 2008, SM&A, a Delaware corporation, issued a press release urging stockholders to support the slate of directors re-nominated by the Company. The Company announced its annual meeting will be held at 9:00 a.m. on Friday, May 23, 2008 at 4685 MacArthur Court, Suite 380, Newport Beach, California 92660. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
SM&A and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SM&A in connection with the issuance of the attached press release. Information regarding the interests of these directors and executive officers in any such solicitation will be included in any proxy statement filed by SM&A in connection with the election of directors of SM&A at its 2008 annual meeting of stockholders.
ALL STOCKHOLDERS OF SM&A ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SM&A FROM THE STOCKHOLDERS OF SM&A FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF SM&A WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS AND OTHER MATTERS. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF SM&A AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, SM&A WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Item 9.01	Financial Statements and Exhibits.
Press Release dated April 23, 2008.

Exhibit List

Exhibit No.	Description

99.l	Press release dated April 23, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 23, 2008	SM&A
	By:	/s/ James R. Eckstaedt
		Name:	James R. Eckstaedt
		Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.l	Press release dated April 23, 2008